Exhibit 99.1

IEC ANNOUNCES FISCAL 2018 SECOND QUARTER RESULTS

Newark, New York, May 9, 2018 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2018 second quarter ended March 30, 2018.

IEC reported revenues of $31.8 million for the second quarter of fiscal 2018, an increase of 49% as compared to revenues of $21.4 million for the second quarter of fiscal 2017. Gross profit margin for the second quarter of fiscal 2018 was 15.1% as compared to 10.7% in the same quarter last year. Selling and administrative expenses increased on a dollar basis to $2.9 million but decreased as a percentage of sales to 9.2%, as compared to $2.7 million or 12.5% of sales in the second quarter of fiscal 2017. The Company reported net income of $1.6 million for the second quarter of fiscal 2018, or $0.15 per share, compared to a net loss of $0.6 million, or a loss of $0.06 per share, in the second quarter of fiscal 2017.

Revenues for the first six months of fiscal 2018 increased 25% to $52.9 million as compared to $42.3 million in the same period of fiscal 2017. Gross profit margin for the first six months of fiscal 2018 was 11.9% as compared to 9.6% in the first six months of fiscal 2017. Selling and administrative expenses increased on a dollar basis to $5.7 million but decreased as a percentage of sales to 10.8%, as compared to $5.1 million or 12.0% of sales in the first six months of fiscal 2017. Net income for the first six months of 2018 was $1.1 million, or $0.11 per share, compared to a net loss of $1.5 million, or a loss of $0.14 per share, in the same prior year period.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “We’re pleased to have delivered strong second quarter results, characterized by significant revenue growth, gross margin improvement and a return to profitability. As expected, our conversion of backlog to sales improved during the quarter, including the shift of several program deliveries from the first quarter to the second quarter. Importantly, our sales pipeline and backlog continue to grow as a result of our ability to generate new program activity from existing customers and to attract new customers. This success can be attributed to our focus on improving our operations and project execution, as well as to our sales team’s ability to target the right customers for our skill set.

“We continue to encounter global supply chain challenges related to component shortages, and remain actively involved with our supply chain partners to minimize any impact on our ability to assemble and ship products for our customers. As we’ve previously discussed, our new program onboarding process can be lengthy and complex, but we have a skilled and experienced team in place to ensure we do everything within our control to support our customers. We are energized by our second quarter performance and optimistic about the remainder of 2018 given the opportunities presented by our robust sales pipeline and growing backlog.”

Mr. Schlarbaum continued, “Our balance sheet remains strong, providing a solid foundation for our growth as we further our positon as a leading provider of electronic manufacturing solutions for life-saving and mission critical products. To continue to support this growth, we recently amended our credit facility with M&T Bank which increases the Company’s Revolving Credit Commitment from $16 million to $22 million. This is an exciting time for IEC as we look forward to driving the momentum we saw in the second quarter.”

Conference Call:

IEC will host a conference call, today, Wednesday, May 9, 2018 at 11:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2018 second quarter.

Exhibit 99.1

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 27891.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/27891. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements
References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”).

Exhibit 99.1

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	Audra Gavelis
	Chief Financial Officer	Director of Marketing & Investor Relations
	IEC Electronics Corp.	IEC Electronics Corp.
	(315) 332-4324	(315) 332-4559
	mwilliams@iec-electonics.com	agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 30, 2018 and SEPTEMBER 30, 2017
(unaudited; in thousands, except share and per share data)

	March 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	21,417	17,887
Inventories	20,976	15,605
Assets held for sale	1,250	—
Other current assets	1,255	1,018
Total current assets	44,898	34,510

Property, plant and equipment, net	16,708	17,777
Deferred income taxes	1,010	—
Other long term assets	137	160
Total assets	$62,753	$52,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,430	$987
Current portion of capital lease obligation	226	215
Accounts payable	17,740	13,046
Accrued payroll and related expenses	1,651	1,013
Other accrued expenses	468	444
Customer deposits	838	1,611
Total current liabilities	23,353	17,316

Long-term debt	17,275	14,023
Long-term capital lease obligation	5,246	5,362
Other long-term liabilities	1,143	1,317
Total liabilities	47,017	38,018

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,292,077 and 11,252,566 shares, respectively
Outstanding: 10,236,589 and 10,197,078 shares, respectively	102	102
Additional paid-in capital	47,011	46,789
Accumulated deficit	(29,788)	(30,873)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	15,736	14,429
Total liabilities and stockholders’ equity	$62,753	$52,447

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and SIX MONTHS ENDED MARCH 30, 2018 and MARCH 31, 2017
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017

Net sales	$31,768	$21,368	$52,923	$42,344
Cost of sales	26,984	19,089	46,622	38,269
Gross profit	4,784	2,279	6,301	4,075

Selling and administrative expenses	2,923	2,665	5,710	5,095
Operating income/(loss)	1,861	(386)	591	(1,020)

Interest and financing expense	278	229	511	448
Income/(loss) before income taxes	1,583	(615)	80	(1,468)

Income tax expense/(benefit)	4	—	(1,005)	—

Net income/(loss)	$1,579	$(615)	$1,085	$(1,468)

Net income/(loss) per common share:
Basic	$0.15	$(0.06)	$0.11	$(0.14)
Diluted	$0.15	$(0.06)	$0.11	$(0.14)

Weighted average number of shares outstanding:
Basic	10,217,781	10,173,388	10,211,101	10,168,339
Diluted	10,348,662	10,173,388	10,316,762	10,168,339